                                                                     EXHIBIT 4.7

                        FORM OF NON-RECOURSE SECURED NOTE



Vehicle ID No.:                                                        Date of Issuance:
                  -----------------------------------                                      --------------------------------
                                                                       Principal Amount:  $
                                                                                           --------------------------------
Lease:   Dealer:                                                       Interest Rate:  _____% per annum
                   ----------------------------------
         Lessee:                                                       Vehicle:    Year:
                   ----------------------------------                                     ---------------------------------
         Lease No.:                                                                Make:
                      -------------------------------                                     ---------------------------------
         Lease Date:                                                               Model:
                       ------------------------------                                      --------------------------------
                                                                       Initial Lease Balance:
                                                                                             ------------------------------




         Central Originating Lease Trust, a Delaware business trust ("COLT"), for value received, hereby promises to pay to General Motors Acceptance Corporation or registered assigns on the records of COLT (which records are maintained by General Motors Acceptance Corporation, as Servicer under that certain Amended and Restated Servicing Agreement, dated as of April __, 1997), the principal amount specified above and interest thereon at the rate specified above, in monthly installments on each "Installment Date" and in each respective "Amount" specified in the table below:



Installment Date        Amount          Installment Date          Amount
----------------        ------          ----------------          ------


--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------

--------              -----------        --------                 -----------



         COLT grants to the holder of this Secured Note a lien upon and security interest in the Vehicle and Lease described above, all proceeds thereof, including insurance proceeds and other rights with respect to the Vehicle and Lease under the Termination Value Agreement, and any and all rights under any guarantees or similar obligations relating to such Lease, Vehicle or proceeds thereof (collectively, the "Collateral"). COLT and the holder of this Secured Note have certain rights to receive payments with respect to the Lease and after sale or transfer of the Vehicle pursuant to the terms of a Termination Value
Agreement, dated as of               ,        (the "Termination Value
Agreement"), between COLT and                                . The sole source
for payment of this Secured Note is limited to the Collateral and such other funds as COLT may from time to time pledge to secure the payment of this Secured Note.

                               is hereby appointed, and
hereby accepts its appointment, as indenture trustee (together with any successor, the "Indenture Trustee") to protect and enforce the rights and to represent the interests of the holder of this Secured Note.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURED NOTE SET FORTH ON THE REVERSE HEREOF.

         This Secured Note is a valid and binding obligation of COLT and
                     , as indenture trustee.


Authenticated this      day                        CENTRAL ORIGINATING LEASE TRUST
                  -----                     By:    Bankers Trust (Delaware), not in its
of             , 20   .                                 individual capacity, but solely as owner trustee
   ------------    ---

GENERAL MOTORS ACCEPTANCE                                  By:
CORPORATION                                                     --------------------------------------------------
                                                                Its:
                                                                      --------------------------------------------
By:
    ----------------------------
      Its:                                                                        , not in its individual capacity but
           ------------------------                          ---------------------
                                                              solely in its capacity as indenture trustee


                                                              By:   General Motors Acceptance Corporation, as
                                                                    Attorney-in-Fact for
                                                                                         ---------------------
                                                                    By:
                                                                         -----------------------------------------

                                                                         Its:
                                                                               -----------------------------------

                                (REVERSE OF NOTE)


         Payment hereunder may be made by wire transfer (or in accordance with such other procedures as may be agreed between the registered owner and Bankers Trust (Delaware), as owner trustee for COLT (together with any successor owner trustee, the "Trustee")), from the Trustee without the necessity of presentation and surrender of this Secured Note.

         Interest under this Secured Note accrues from and including the date hereof to, but not including, each Installment Date in an amount equal to one-twelfth times the per annum rate specified above, multiplied by the unpaid principal balance of this Secured Note on the preceding Installment Date (or, in the case of the first Installment Date, on the date hereof). If the Amount due hereunder on an Installment Date shall be less than the amount of interest accrued hereon and unpaid as of such Installment Date, such difference shall be added to principal on such Installment Date. Any such installment which is unpaid on the Installment Date specified in this Secured Note shall likewise be added to principal and shall thereafter bear interest at the interest rate of this Secured Note as of the Installment Date on which it is due, but only if such installment remains unpaid after the 15th day of the calendar month following the month in which such Installment Date occurs. Any installment due on this Secured Note on any Installment Date shall be applied as though received on such Installment Date to the extent that the Amount thereof shall have been paid as herein provided on or before the 15th day of the calendar month following the month in which such Installment Date occurs.

         Reference is hereby made to the Master Terms of Secured Notes, which is
attached as Exhibit D to the Certificateholder Agreement, dated as of April   ,
1997, as amended, by the Trustee and the Certificateholders identified on the signature pages thereto (as amended from time to time, the "Certificateholder Agreement") for a further statement of rights of the holder of this Secured Note with respect to the Collateral, the Termination Value Agreement and other rights securing this Secured Note and the terms under which this Secured Note may be prepaid or accelerated. The Indenture Trustee and each holder of this Secured Note, by its acceptance of this Secured Note, covenants and agrees that it shall not, prior to the date which is one year and one day after the payment in full of this Secured Note and any other obligations of or interest in COLT, acquiesce, petition or otherwise invoke or cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.

         The obligations of COLT under this Secured Note shall be non-recourse to COLT and any other asset of COLT or any Certificateholder except to the extent described herein and, with respect to Collateral and the Termination Value Agreement, in Exhibit D to the Certificateholder Agreement. No holder hereof or the Indenture Trustee, on behalf of the holder hereof, shall have any claim, remedy or right to proceed (at law or in equity) against COLT, Bankers Trust (Delaware), the Indenture Trustee or any Certificateholder for the payment of any deficiency or any other amount owing on account of the indebtedness evidenced by this Secured Note from any other source whatsoever, and each holder and the Indenture Trustee, on behalf of the holder hereof, hereby waives and releases any personal liability of COLT, Bankers Trust (Delaware), the Indenture Trustee or any Certificateholder (and any holder of any other Secured Note or of any interest in any Certificateholder) for and on account of the indebtedness represented hereby and such holder and the Indenture Trustee, on behalf of the holder hereof, agrees to look solely to the Collateral, its rights under the Termination Value Agreement and any other property mortgaged, pledged, assigned or otherwise given or provided as security for this Secured Note in payment of such indebtedness; provided, however, that nothing in this paragraph shall limit, restrict or impair any right of the holder or the Indenture Trustee, on behalf of and at the direction of the holder hereof, to accelerate the maturity of this Secured Note upon default (subject to any grace periods herein provided) hereunder, to bring suit and obtain a judgment against COLT on this Secured Note (provided that the sole recourse for any such judgment and the satisfaction thereof shall be limited to the Collateral, its rights under the Termination Value Agreement or any other security for this Secured Note as herein provided), to enforce the security interest of the holder and the Indenture Trustee, on behalf of the holder hereof, or otherwise realize upon the Collateral or upon the holder's rights under the Termination Value Agreement or any other property mortgaged, pledged, assigned or otherwise granted as security to secure the obligations represented by this Secured Note.

         This Secured Note shall be effective when executed by the original or facsimile signature of COLT and authenticated by General Motors Acceptance Corporation, or any successor to General Motors Acceptance Corporation, as Servicer of the Collateral (for the benefit of COLT and the holder of this Secured Note). The terms of this Secured Note shall be governed by and construed in accordance with the internal laws of the State of Delaware. This Secured Note may be maintained in definitive or electronic form, at the option of the holder hereof from time to time in accordance with such procedures as COLT and the holder may deem appropriate.

         COLT agrees, and by acquiring this Secured Note or interest therein the holder of this Secured Note or interest therein agrees, to treat this Secured Note as indebtedness for federal income tax, state and local income and franchise tax, Michigan single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.

                          MASTER TERMS OF SECURED NOTES


         By execution and delivery of any Secured Note that makes reference to this Master Terms of Secured Notes, Central Originating Lease Trust, a Delaware business trust ("COLT"), each registered owner of such Secured Note (the
"Registered Owner") and                  , as indenture trustee (together with
any successor, the "Indenture Trustee") agree that the following terms and conditions shall apply to the Secured Note and any Collateral securing such Secured Note.

         Unless otherwise defined herein or in the Secured Note, capitalized terms used but not defined in this Master Terms of Secured Notes or the Secured Note shall have the meanings given to them in Exhibit A to the Certificateholder Agreement, and, if not defined in such Exhibit A, in the Amended and Restated Declaration of Trust, dated as of March 15, 1996, by Bankers Trust (Delaware), as Owner Trustee, and acknowledged, accepted and agreed to by CORRAL, L.P., as such agreements may be amended from time to time. The Secured Note, together with this Master Terms of Secured Note, shall constitute an "indenture" as such term is defined in Section 303(7) of the Trust Indenture Act of 1939 (the "Trust Indenture Act").

                                   ARTICLE I.
                               GENERAL PROVISIONS

         1.       Default and Acceleration.

                  (a) Default and Power of Attorney with respect to Collateral described in the Secured Note. Unless and until a Default shall have occurred hereunder, the Registered Owner acknowledges and agrees that, pursuant to the Amended and Restated Servicing Agreement, dated as of April 30, 1997 (the "Servicing Agreement"), between General Motors Acceptance Corporation, as servicer (the "Servicer"), and COLT, COLT has designated the Servicer to service and collect all Collateral and to remit the same to COLT on behalf of the Registered Owner. The Registered Owner and the Indenture Trustee, on behalf of the Registered Owner, designates and appoints the Servicer as agent and attorney-in-fact for and in the name of the Registered Owner to enforce any and all rights related to the Collateral. Such appointment shall be coupled with an interest therein of the Servicer and shall be revocable only after the occurrence of a default by the Servicer in its obligations under the Servicing Agreement or after the occurrence of a Default hereunder and the lapse of any grace periods herein or therein provided.

                  (b) Default and Acceleration. The following shall constitute a "Default" with respect to the Secured Note and hereunder:

                  (i) COLT shall fail to pay any Amount payable with respect to the Secured Note on or before the 15th day of the calendar month following the month in which the Installment Date with respect to such Amount shall occur (or, if such 15th day is not a Business Day, the next Business Day); or

                  (ii) There shall be an Insolvency Event with respect to COLT.

         An "Acceleration" shall occur with respect to the Secured Note without presentment, demand, notice, protest or other requirements or further action of any kind, all of which are hereby expressly waived by COLT, (A) immediately and automatically, upon an Insolvency Event with respect to COLT, and (B) at the option of and upon written notice from the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, to COLT, upon any other Default. Upon the occurrence of an Acceleration of the Secured Note, all unpaid principal and accrued interest on the Secured Note shall immediately and automatically, without further action of any kind, become due and payable. Any Default or Acceleration, and the consequences thereof, may subsequently be waived by the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, as provided in Section 7 of ARTICLE II.

         2. Remedies. After an Acceleration, the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, may exercise from time to time any rights and remedies under the UCC or otherwise available to the Registered Owner or the Indenture Trustee on behalf of the Registered Owner. Without limiting the foregoing, upon Acceleration the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral, (b) sell any or all of the Collateral, free of all rights and claims of COLT therein and thereto, at any public or private sale or otherwise, and (c) bid for and purchase any or all of the Collateral at any such sale. COLT hereby expressly waives presentment, demand, notice of dishonor, protest and, to the fullest extent permitted by applicable law, any and all other notices, advertisements, hearings or process of law in connection with the exercise by the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, of any of its rights and remedies upon Acceleration. To the extent permitted by law, COLT hereby waives and releases all errors, defects and imperfections in any of the Basic Documents or the Secured Note as well as all benefit that might accrue to the undersigned by virtue of any present or future laws exempting the Collateral or any part of the proceeds arising from any sale of any such Collateral, from attachment, levy or sale under execution, exemption from civil process or extension of time for payment. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five days before such disposition, postage prepaid, addressed to COLT at the address of COLT appearing on the records of the Registered Owner.

         After an Acceleration, any proceeds of the Collateral shall be applied to pay only the following amounts in the following order of priority:

                  (i) To the Registered Owner, unpaid principal and accrued interest on the Secured Note;

                  (ii) To the Registered Owner, any other amounts due to the Registered Owner under the Secured Note and under this Master Terms of Secured Notes; and

                  (iii) To the TVA Provider to the extent of any payment made by it under the Termination Value Agreement or otherwise with respect to the Secured Note or the Collateral.

After payment of the foregoing, any remaining proceeds of the Collateral shall be applied in accordance with the Basic Documents.

         Notwithstanding any other provision of the Secured Note and this Master Terms of Secured Notes, the Registered Owner shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest on, such Secured Note on or after the respective Installment Dates and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the Registered Owner.

         In addition to all other rights possessed by the Registered Owner and the Indenture Trustee, on behalf of the Registered Owner, the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, may, but shall not be obligated to, from time to time, after Acceleration, at its sole discretion and without notice to COLT, take any or all of the following actions: (i) transfer all or any part of the Collateral into the name of the Registered Owner or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (ii) notify any obligors on any of the Collateral to make payment to the Registered Owner of any amounts due or to become due with respect thereto; (iii) enforce collection of any of the Collateral by suit or otherwise, or surrender, release or exchange all or any part thereof; (iv) take control of any proceeds of any of the Collateral; and (v) extend or renew for one or more periods (whether or not longer than the original period) the Secured Note or any obligation of any nature of COLT with respect to the Secured Note or any of the Collateral, and grant any releases, compromises or indulgences with respect to the Secured Note or any extension or renewal thereof or any security therefor or to COLT hereunder or thereunder.

         Any proceeds of any of the Collateral received by the Registered Owner or the Indenture Trustee, on behalf of the Registered Owner, may be applied by the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and expenses, and any balance of such proceeds may be applied by the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, toward the payment of such of the liabilities hereunder, and in such order of application, as the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, may from time to time elect. No delay on the part of the Registered Owner or the Indenture Trustee, acting at the direction and on behalf of the Registered Owner, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Registered Owner or the Indenture Trustee, on behalf of the Registered Owner, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Notwithstanding any statement in the Secured Note to the contrary, all remedies afforded to the Registered Owner or to the Indenture Trustee, on behalf of the Registered Owner, herein are limited in their entirety by the nonrecourse provisions of the Secured Note.

         3. Subrogation; Registered Owner's Assignment of Lien. Upon receipt by the Registered Owner of payment in full with respect to all obligations owed by COLT to it under the Secured Note and hereunder, the payor of such payment shall be subrogated to the rights of the Registered Owner under the Secured Note, including the Registered Owner's security interest in the Collateral, and the Registered Owner shall assign, without recourse, representation or warranty, to the TVA Provider, the Origination Agent or the Servicer, respectively (or, if requested by such Person, the Registered Owner shall release and discharge), all the Registered Owner's right, title and interest in and to the Collateral. If, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce the Lease on the ground that the Servicer is not a real party in interest or a holder entitled to enforce the Lease, the Registered Owner shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Lease, including bringing suit in the Registered Owner's name.

         4. Prepayments. The Secured Note shall be prepayable at the option of COLT without penalty at any time, in whole or in part. Amounts paid to the Registered Owner that are not yet due shall be allocated and distributed as set forth in the Servicing Agreement. To the extent set forth in the Servicing Agreement, COLT shall be required to prepay all unpaid principal and accrued interest on the Secured Note as of the Payment Date for which any Warranty Payment, Administrative Purchase Payment or payment under the Termination Value Agreement is due or on the Payment Date following any disposition by COLT of the Lease or the Vehicle.

         5.       Protection of Registered Owner's Security Interest.

                  (a) COLT or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the security interest of the Registered Owner under the Secured Note in the Collateral and in the proceeds thereof. COLT or the Servicer or both shall deliver (or cause to be delivered) to the Registered Owner file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. Each of COLT and the Servicer hereby designates the Registered Owner as its agent and attorney-in-fact to execute any financing statement or continuation statement required pursuant to this Section 5.

                  (b) Neither COLT nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by COLT in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Registered Owner at least 60 days' prior written notice thereof.

                  (c) Each of COLT and the Servicer shall give the Registered Owner and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. COLT and the Servicer shall at all times maintain each office from which they conduct their respective leasing businesses and their respective principal executive offices within the United States of America.

                  (d) COLT and the Servicer shall maintain accounts and records as to each Lease Asset accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Lease Asset, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Lease Asset and the amounts from time to time deposited in the Collection Accounts, the Certificate Account and the Payment Ahead Account and any Payments Ahead held by the Servicer in respect of such Lease Asset.

                  (e) COLT and the Servicer each shall maintain their respective computer systems, if any, so that, from and after the issuance of the Secured Note to the Registered Owner, the Servicer's master computer records (including any backup archives) that refer to any Lease Asset indicate clearly that COLT is the owner of such Lease Asset (or, in the case of Vehicles, that title is in the name of VAULT as nominee for COLT) and that the Registered Owner has a security interest in the Lease Asset.

                  (f) If at any time COLT or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive leases and/or the related leased vehicles to any prospective purchaser, lender or other transferee, COLT and/or the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they refer in any manner whatsoever to the Lease or the Vehicle, indicate clearly that the Lease and Vehicle are owned by COLT and subject to the security interest of the Registered Owner.

                  (g) COLT and the Servicer shall permit the Registered Owner, its agents and the Indenture Trustee, acting on behalf and at the direction of the Registered Owner, and its agents, at any time to inspect, audit and make copies of and abstracts from COLT's and the Servicer's respective records regarding Lease Assets, including those relating to the Lease and the Vehicle.

                  (h) If COLT or the Servicer shall change the jurisdiction in which it is organized or otherwise enter into any transaction which would result in a "new debtor" (as defined in the UCC) succeeding to the obligations of COLT or the Servicer hereunder, each of COLT and the Servicer shall comply fully with the obligations of Section 5(a).

         6. Withholding. If any withholding tax is imposed on COLT's payment to a Registered Owner, such tax shall reduce the amount otherwise payable to such Registered Owner in accordance with this Section 6. The Owner Trustee is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to such Registered Owner sufficient funds for payment of any tax that is legally owed by COLT with respect to amounts paid to such Registered Owner (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Registered Owner shall be treated as cash paid to such Registered Owner at the time it is withheld by COLT and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Registered Owner), the Owner Trustee may in its sole discretion withhold or cause to be withheld such amounts in accordance with this
Section 6. If a Registered Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Registered Owner in making such claim so long as such Registered Owner agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

                                   ARTICLE II.
                         TRUST INDENTURE ACT PROVISIONS

         1. Application of the Trust Indenture Act. The Secured Note and this Master Terms of Secured Notes is subject to the provisions of the Trust Indenture Act. Except as expressly provided in Sections 2, 4 or 5, if and to the extent that any provision of the Secured Note or this Master Terms of Secured Notes limits, qualifies or conflicts with the duties that would be imposed on the Indenture Trustee by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control, whether or not physically contained herein.

         2. Indenture Trustee. If                        ceases to comply with
Sections 310(a) and 310(b) of the Trust Indenture Act, COLT shall remove the Indenture Trustee and appoint a successor Indenture Trustee that complies with
Sections 310(a) and 310(b). The "Indenture Trustee" shall mean             and
each successor Indenture Trustee appointed hereunder.

         3.       Lists of Holders of Securities.

                  (a) The Servicer on behalf of COLT shall provide the Indenture Trustee (i) within 14 days after each Installment Date a list, in such form as the Indenture Trustee may reasonably require, of the name and address of the Registered Owner ("List of Registered Owners") as of such Installment Date, provided that the Servicer on behalf of COLT shall not be obligated to provide such List of Registered Owners at any time the List of Registered Owners does not differ from the most recent List of Registered Owners given to the Indenture Trustee by GMAC on behalf of COLT and (ii) at any other time, within 30 days of receipt by COLT of a written request from the Indenture Trustee for a List of Registered Owners as of a date no more than 14 days before such List of Registered Owners is given to the Indenture Trustee. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Indenture Trustee may destroy any List of Registered Owners previously given to it on receipt of a new List of Registered Owners.

                  (b) The Indenture Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         4. Reports By The Indenture Trustee. Within 60 days after May 15 of each year, the Indenture Trustee shall provide to the Registered Owner such reports, if any, as are required by Section 313 of the Trust Indenture Act, in the form and in the manner and to the person or persons provided by Section 313 of the Trust Indenture Act.

         5. Periodic Reports To Indenture Trustee. If GMAC, its Affiliate or a Securitization Vehicle is not the Registered Owner, the Servicer on behalf of COLT shall provide to the Indenture Trustee such documents, reports, certificates, opinions and information as required by Section 314 of the Trust Indenture Act.

         6. Evidence of Compliance With Conditions Precedent. The Servicer on behalf of COLT shall provide to the Indenture Trustee such evidence of compliance with the conditions precedent, if any, provided for in the Secured Note or this Master Terms of Secured Notes that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

         7.       Events of Default; Waiver.

                  (a) The Registered Owner may waive any past Defaults in respect of the Secured Note and its consequences. Upon such waiver, any such default shall cease to exist, and any Default with respect to the Secured Note arising therefrom shall be deemed to have been cured, for every purpose of the Secured Note, but no such waiver shall extend to any subsequent or other default or Default or impair any right consequent thereon. If a Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by the Secured Note and this Master Terms of Secured Notes and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         All rights of action and claims under the Secured Note or this Master Terms of Secured Notes may be prosecuted and enforced by the Indenture Trustee on behalf of the Registered Owner without the possession of the Secured Note or the production thereof in any proceeding related thereto.

         8. Events of Default; Notice. (a) The Indenture Trustee shall, within 90 days after the occurrence of a Default, transmit by mail, first class postage prepaid, to the Registered Owner, notices of all defaults with respect to the Secured Note known to the Indenture Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults," for the purposes of this Section 8(a), is hereby defined as a Default, not including any periods of grace provided for herein); provided, however, that, except for a default in the payment of the principal or the interest on the Secured Note, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Registered Owner.

                  (b) The Indenture Trustee shall not be deemed to have knowledge of any default except any default as to which the Indenture Trustee shall have received written notice or of which a responsible officer of the Indenture Trustee charged with the administration of the Secured Note shall have obtained written notice.

              ACKNOWLEDGMENT AND CONFIRMATION OF SECURITY INTEREST

         COLT hereby acknowledges and confirms the grant of the security interest and lien in and upon the Collateral, as described in each Secured Note, to the holder of such Secured Note upon the issuance of such Secured Note as provided therein. This acknowledgment shall constitute a security agreement and shall be enforceable by the holder of each Secured Note or by the Indenture Trustee, at the direction and on behalf of the holder of each Secured Note.

                                    CENTRAL ORIGINATING LEASE TRUST

                                    By:   BANKERS TRUST (DELAWARE),
                                          not in its individual capacity but
                                          solely as Owner Trustee



                                          By:
                                               ---------------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                       -------------------------



Dated:
        --------------------